UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2010

Investors Capital Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware                                       333-43664                                             04-3284631

(State or Other Jurisdiction                         (Commission                                          (IRS Employer

of Incorporation)                                File Number)                                        Identification No.)

230 Broadway East

Lynnfield, MA  01940

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (781) 593-8565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

UHY LLP (UHY), our independent registered public accounting firm, has informed us that effective April 16, 2010, its New England practice was acquired by Marcum LLP.  UHY also informed us that, as a result of this transaction, it is resigning as our independent registered public accounting firm effective April 19, 2010.

UHY audited our financial statements for the fiscal years ended March 31, 2009 and 2008. The audit reports of UHY on our financial statements for those years did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to any uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2009 and 2008 and subsequently to April 19, 2010, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its audit reports nor were there any “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

UHY has issued a letter dated April 21, 2010 addressed to the Securities and Exchange Commission stating that UHY agrees with the above statements. That letter is included as Exhibit 16.1 to this report.

Our audit committee appointed Marcum LLP as our independent registered public accounting firm effective April 19, 2010. Prior to such appointment, the Company had not consulted with Marcum LLP with respect to: 1) the application of accounting principles to a specified transaction, either completed or proposed; 2) the type of audit opinion that might be rendered on our financial statements; or 3) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02  Compensatory Arrangements of Certain Officers.

On April 20, 2010, the Registrant (the “Company”) entered into the below-described agreements as of April 1, 2010, copies of which are included as Exhibits 10.1, 10.2 and 10.3 to this report.  The following information regarding these agreements are a summary, only, and are subject in all respects to the full text of these agreements.  Capitalized terms used below but not defined herein are defined in said agreements.

Employment Agreements

The Company entered into employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with Timothy B. Murphy, its principal executive officer and a director of the Company, to continue serving full-time as President and Chief Executive Officer (“CEO”) of the Company, and with Theodore E. Charles, the Company’s Chairman of the Board, who will continue to serve the Company full-time both in his capacity as Chairman of the Board as well as in the new officer position of Chairman, wherein

Mr. Charles will advise the Board of Directors (the “Board”) and the CEO on strategic planning, business development and industry and community relations.  These Employments Agreements supersede in their entirety all prior employment agreements between the Company and these individuals.

Under the Employment Agreements, each of Messrs. Charles and Murphy is entitled to (i) an annual base salary of $400,000, subject to upward adjustments at the discretion of the Board or a committee thereof, (ii) participation, in such amount and upon such other terms as is determined by the Human Resources Committee of the Board, which committee is comprised solely of independent directors, under annual cash bonus plans approved by the Board, (iii) participation at least annually in the Company’s equity plans at levels comparable to other senior executives of the Company, (iv) a Disability Benefit, reduced by disability payments received under any other long-term disability plan of the Company and, in the case of Mr. Charles, a more limited benefit,  (v) a Life Insurance Benefit which (A) in the case of Mr. Charles consists of a life insurance policy in the face amount of $2 million (with the face amount of Mr. Charles’ policy to be reduced by $400,000 at the end of any year in which he serves as a consultant to the Company pursuant to the Consulting Agreement described below), and (B) in the case of Mr. Murphy consists of a term life insurance policy in the face amount of at least $1 million, and (vi) perquisites approved by the Board and participation in 401(k), medical and insurance plans made available to executive officers of the Company.

The term of Mr. Murphy’s Employment Agreement is indefinite and may be terminated by either party at any time for any or no reason.  If Mr. Murphy’s employment is terminated:

(a)        by the Company without Cause, or by Mr. Murphy for Good Reason, he is entitled to (i) all earned but unpaid base salary and prior year annual bonuses, (ii) a pro rata annual bonus for the year of termination payable when normally payable but for his termination, (iii) severance totaling three times his base salary at the time of termination, payable in equal installments over the following 36 months, (iv) further severance equal to three times his prior fiscal year annual bonus, payable in a lump sum within ten days of termination, and (v) such amounts as may be vested under applicable Company retirement and equity plans under the terms thereof;

(b)        by the Company with Cause, or by Mr. Murphy without Good Reason (other than retirement), he is entitled to the amounts specified in clauses (i) and (v) immediately above;

(c)        upon Mr. Murphy’s Disability or death, Mr. Murphy (in the case of Disability) or his estate (in the case of death) is entitled to the amounts specified in clauses (i), (ii) and (v) of paragraph (a) above and either the Disability Benefit (in the case of Disability) or the Life Insurance Benefit (in the case of death); or

(d)        upon Mr. Murphy’s retirement, he is entitled to the amounts specified in clauses (i), (ii) and (v) of paragraph (a) above.

The foregoing notwithstanding, Mr. Murphy shall be entitled to the amounts set forth in subparagraph (a) above if, in connection with or within 24 months following a Change in Control of the Company, either (1) the Company terminates Mr. Murphy’s employment without his consent for a reason other than Limited Cause, or his disability or death, or (2) he terminates his employment on 30 days notice for any reason other than retirement.

The term of Mr. Charles’s Employment Agreement is a three year period that automatically extends for an additional year upon each anniversary date of the Employment Agreement unless and until either party notifies the other, at least 90 days prior to any given anniversary date, that the Employment Agreement will no longer be extended.  The foregoing notwithstanding, the Employment Agreement may be terminated by either party at any time for any or no reason.  If Mr. Charles’ employment under the Employment Agreement is terminated:

(e)        by the Company without Just Cause, or by Mr. Charles for Good Reason, or upon his retirement, but not if such termination is (A) upon expiration of the term by reason of a notice not to extend (as described above) or (B) upon a voluntary termination of employment by Mr. Charles other than for Good Reason or by reason of retirement, the Employment Agreement will be superseded by the Consulting Agreement described below and, during the term of the Consulting Agreement, the Company shall maintain the Disability Benefit and Life Insurance Benefit formerly provided for in his Employment Agreement;

(f)         by the Company for Just Cause, Mr. Charles shall not be entitled to receive any compensation or other benefits for any period after termination except unpaid bonus or as may be provided by law;

(g)        by the Board due to Mr. Charles’s Disability, Mr. Charles shall receive payments under a Company-provided disability policy, including the Disability Benefit;

(h)        upon Mr. Charles’s death, his estate is entitled to his base salary for the month of death, any earned but unpaid bonus, and the Life Insurance Benefit; or

(i)         by Mr. Charles without Good Reason or retirement, he is entitled to receive only his compensation, accrued and unpaid bonus, vested rights and employee benefits up to the date of termination.

The foregoing notwithstanding, under his Employment Agreement, Mr. Charles shall have the rights set forth in subparagraph (e) above if, in connection with or within 24 months following a Change in Control, either (1) the Company terminates Mr. Charles’s Employment Agreement without his consent for a reason other than Just Cause, or his Disability or death, or (2) he terminates his employment for any reason other than retirement.

In the event of a Change in Control, under their respective Employment Agreements, each of Messrs. Charles and Murphy shall be entitled to be reimbursed for any excise taxes paid by him as “excess parachute payments” under Section 280G of the Internal Revenue Code on said change of control benefits and on any such reimbursement, provided that any compensation otherwise payable to Mr. Murphy by reason of such Change in Control, but not more than

$50,000, shall not be paid to Mr. Murphy if such forbearance would eliminate any such excess parachute payments with respect to him.

            As defined in each of the Employment Agreements, a Change in Control is deemed to have taken place if any of the following event occur after the date of the agreements:

(j)         acquisition by a Person of beneficial ownership of or power to vote more than 35% of the Company’s Voting Stock;

(k)        the first purchase of Company Voting Stock pursuant to a tender offer or exchange other than by an affiliate of the Company;

(l)         acquisition by a Person of control of the election of a majority of the Company’s directors;

(m)       exercise of a controlling influence over management or policies of the Company by persons acting as a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act;

(n)        the directors constituting the Board at the beginning of any two year period cease, at any time during said period, to represent at least 2/3 of the Board (counting as continuing directors anyone approved by vote of at least 2/3 of the Board); or

(o)        approval by Company shareholders of (A) a merger or consolidation of the Company unless the Company is the surviving entity and there is no resulting reclassification or reorganization of outstanding shares of Company Voting Stock or change in the Company’s directors (other than addition of up to three directors), (B) a sale or disposition of all or substantially all Company assets, or (C) a plan of liquidation or dissolution of the Company.

The foregoing notwithstanding, no Change in Control is deemed to occur as a result of:

(p)        stock or other offerings conducted by the Company to meet regulatory requirements;

(q)        acquisition of beneficial ownership of Company Voting stock from the executive in question, his family or any entity controlled by either (an “Executive Related Person”);

(r)        acquisition of beneficial ownership of Voting Stock from an Executive Related Person or, in the case of Mr. Murphy’s agreement, from Mr. Charles, his family or any entity controlled by either;

(s)        exercise of voting or consent rights related to Voting Stock by Executive Related Persons or any proxy appointed by them or by persons acquiring such Voting Stock from Executive Related Persons; or

(t)         transfer of voting stock beneficially owned by an Executive Related Person as a result of death or disability thereof that a majority of the full Board determines is not a Change in Control.

Consulting Agreement

The Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Charles to be available, at reasonable times and places, to render, in an advisory or consulting capacity to senior management of the Company and the Board, up to 40 hours per month of services that are materially consistent with those he performed under and during the last twelve months of his Employment Agreement.  The Consulting Agreement takes effect only upon termination of Mr. Charles’s Employment Agreement under circumstances described in paragraph (e) above or upon a Change in Control and continues for a five year term, subject to earlier termination as described below.

Mr. Charles shall be paid during the term of the Consulting Agreement a consulting fee of $400,000 per year and shall also participate in such cash bonus and equity based plans as the Board may determine from time to time in its sole discretion.  Mr. Charles also shall be entitled to expense reimbursement, participation in the benefit plans maintained by the Company for its employees relating to medical insurance and/or reimbursement of uninsured medical expenses and group disability benefits, and continuation of the Disability Benefit and Life Insurance Benefit that pertained under his Employment Agreement.  Subject to certain terms and conditions, including compliance with the requirement of Section 409A of the Internal Revenue Code, Mr. Charles may elect to defer, up to the date of his death, any payments due him under the Consulting Agreement, and amounts so deferred may, at the determination of the Company, be credited with an interest component for the period of deferral.

The Consulting Agreement may be terminated by either party at any time for any or no reason.  If the Consulting Agreement is terminated:

(u)        upon Mr. Charles’s death, his estate shall be entitled only to any portion of the consulting fee due through the month of death, and the estate or designated beneficiary shall be entitled to the Life Insurance Benefit;

(v)        by the Company upon the Disability of Mr. Charles, he shall be entitled only to his consulting fee through the date of termination plus the Disability Benefit;

(w)       by the Company with Cause, or by Mr. Charles without Good Reason, Mr. Charles shall be entitled only to his consulting fee due and owing for services previously rendered; or

(x)        by the Company without Cause (other than death or Disability), or by Mr. Charles with Good Reason, Mr. Charles shall be entitled to payment of his consulting fee for the remainder of the term of the Consulting Agreement in a lump sum and continuation of the Disability Benefit and Life Insurance Benefit for the remainder of the term of the Consulting Agreement or until his death.

The Company shall not merge or consolidate into or with another entity, or reorganize or sell substantially all of its assets to another entity or person, unless said entity or person agrees to assume and discharge the obligations of the Company under the Consulting Agreement.

Restrictions on Activities

The Consulting Agreement and the Employment Agreements provide that Messrs. Charles and Murphy shall not engage in certain competitive activity during the terms of their respective agreements.  Further, they shall not engage in certain competitive or solicitation activities for an additional six months (three months, in the case of Mr. Murphy) after termination of such agreements unless such termination was by the individual for Good Reason, or by the Company for any or no reason other than Cause (Just Cause, with respect to Mr. Charles’ Employment Agreement) or Disability.

Item 9.01.  Financial Statements and Exhibits

            (d)        Exhibits.

Exhibit No.	Title

10.1	Employment Agreement, entered into as of April 1, 2010, between the Registrant and Timothy B. Murphy

10.2	Employment Agreement, entered into as of April 1, 2010, between the Registrant and Theodore E. Charles

10.3	Consulting Agreement, entered into as of April 1, 2010, between the Registrant and Theodore E. Charles

16.1	Letter re change in certifying accountant

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                            Investors Capital Holdings, Ltd.

                                                                            By /s/  Timothy B. Murphy

                                                                                 Timothy B. Murphy, President

Date:  April 21, 2010